UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007

MOBILE MINI, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 7, 2007, Mobile Mini, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.01 to this report.

The press release includes the financial measure “EBITDA.” The EBITDA and pro forma financial measurements may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and debt extinguishment costs. We present EBITDA because we believe it provides useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that it provides an overall evaluation of our financial condition. In addition, EBITDA is a component of certain financial covenants under our revolving credit facility and is used to determine our available borrowing ability and the interest rate in effect at any point in time. We include EBITDA in the earnings announcement to provide transparency to investors. EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of our profitability or our liquidity.

A reconciliation of EBITDA to net cash provided by operating activities and net income to EBITDA follows (in thousands), which includes effects of rounding:

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	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Reconciliation of EBITDA to net cash provided by operating activities:

EBITDA	$28,618	$32,783	$52,179	$64,514
Senior Note redemption premiums	(4,987)	(8,926)	(4,987)	(8,926)
Interest paid	(3,827)	(8,453)	(14,726)	(16,429)
Income and franchise taxes paid	(46)	(479)	(111)	(594)
Share-based compensation expense	781	1,210	1,535	2,150
Gain on sale of lease fleet units	(1,301)	(1,447)	(2,232)	(2,741)
Loss on disposal of property, plant and equipment	11	23	40	32
Changes in certain assets and liabilities, net of effect of businesses acquired:
Receivables	(5,369)	(2,803)	(3,892)	(537)
Inventories	(1,370)	(65)	(2,373)	(4,070)
Deposits and prepaid expenses	287	1,220	294	547
Other assets and intangibles	207	305	(3)	302
Accounts payable and accrued liabilities	6,272	1,655	3,565	1,474

Net cash provided by operating activities	$19,276	$15,023	$29,289	$35,722

Reconciliation of net income to EBITDA:
Net income	$7,658	$6,331	$15,862	$19,028
Interest expense	5,740	6,100	12,186	12,053
Provision for income taxes	4,791	4,015	10,114	12,205
Depreciation and amortization	4,004	5,113	7,592	10,004
Debt extinguishment expense	6,425	11,224	6,425	11,224

EBITDA	$28,618	$32,783	$52,179	$64,514

In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits

(d) Exhibits.

99.1 Registrant’s press release, dated August 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: August 7, 2007

/s/ Lawrence Trachtenberg
Name: Lawrence Trachtenberg
Title: Executive Vice President and Chief Financial Officer

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